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                                                                    Exhibit 10.2

                  SECOND AMENDMENT TO REVOLVING LOAN AGREEMENT

     This SECOND AMENDMENT TO REVOLVING LOAN AGREEMENT dated as of August 1, 2006 (the "Amendment"), is executed by and between COMMUNITY SHORES BANK CORPORATION, a Michigan corporation (the "Borrower"), which has its chief executive office located at 1030 West Norton Avenue, Muskegon, Michigan 49441, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), having an address of 135 South LaSalle Street, Chicago, Illinois 60603.

                                    RECITALS:

     A. The Borrower and the Bank have previously entered into, among other things, a Revolving Loan Agreement dated as of July 23, 2004 (as amended from time to time, the "Agreement"), pursuant to which the Bank has made a Loan to the Borrower evidenced by that certain Replacement Revolving Note dated as of August 1, 2005 in the amount of Five Million Dollars ($5,000,000), executed by the Borrower and made payable to the order of the Bank.

     B. The Borrower and the Bank are agreeable to an extension of the maturity date of the revolving facility and certain other modifications to the Agreement, all in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

                                   AGREEMENTS:

     1. RECITALS. The foregoing Recitals are hereby made a part of this Amendment.

     2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Agreement.

     3. AMENDMENTS TO THE AGREEMENT.

          3.1. Maturity Date. Section 1 of the Agreement is hereby Amended by deleting the date "August 1, 2006" and substituting therefor the date "August 1, 2007".

          3.2. Revolving Note. All references in the Agreement to the term "Revolving Note" or "Revolving Credit Note" in the form of Exhibit A to the Agreement shall be deemed to be references to the Extension Revolving Note of even date herewith in the form of Exhibit A attached hereto and made a part hereof.

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          3.3. Interest Rate. The definition of "Interest Rate" set forth in
     Section 3(b) of the Agreement is hereby amended by deleting the phrase "minus 0.75%" and substituting therefor the phrase "minus 0.90%".

     4. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:

          4.1. Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby. No consent of any public authority or regulatory body or any other person or entity is required as a condition to the validity or enforceability of this Amendment.

          4.2. No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Borrower or of any agreement binding upon the Borrower.

          4.3. Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

          4.4. Compliance with Agreement. The representations and warranties set forth in Section 5 of the Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Agreement.

          4.5. No Event of Default. As of the date hereof, no Default under
     Section 8 of the Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute a Default, has occurred or is continuing.

     5. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following:

          (a) Amendment. This Amendment executed by the Borrower and the Bank.

          (b) Extension Revolving Note. An Extension Revolving Note of even date herewith in the principal amount of Five Million Dollars ($5,000,000), executed by the


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     Borrower and made payable to the order of the Bank, substantially in the form of Exhibit A attached hereto.

          (c) Other Documents. Such other documents, certificates and/or opinions of counsel as the Bank may request.

     6. GENERAL.

          6.1. Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois. Wherever possible each provision of the Agreement and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement or this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Agreement and this Amendment.

          6.2. Successors and Assigns. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.

          6.3. Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Agreement and the other loan documents are incorporated by reference herein, and in all respects shall continue in full force and effect. The Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Agreement and the other loan documents.

          6.4. References to Agreement. Each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import, and each reference to the Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Agreement as amended hereby.

          6.5. Expenses. The Borrower shall pay all costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys' fees and time charges of attorneys who may be employees of the Bank or any affiliate or parent of the Bank.

          6.6. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Revolving Loan Agreement as of the date first above written.

COMMUNITY SHORES BANK CORPORATION,      LASALLE BANK NATIONAL ASSOCIATION,
a Michigan corporation                  a national banking association


By: /s/ Heather D. Brolick              By: /s/ Jay C. Goldner
    ---------------------------------       ------------------------------------
Its: Chief Executive Officer            Its: SVP


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                                    EXHIBIT A

                            EXTENSION REVOLVING NOTE

$5,000,000                                            Dated as of August 1, 2006
                                                             Due: August 1, 2007

     FOR VALUE RECEIVED, COMMUNITY SHORES BANK CORPORATION, a Michigan corporation (the "Maker"), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION (the "Bank") the lesser of the principal sum of Five Million Dollars ($5,000,000) or the aggregate unpaid principal amount outstanding under the Agreement (as hereinafter defined) made available by the Bank to the Maker at the maturity or maturities and in the amount or amounts as stated on the records of the Bank together with interest (computed on actual days elapsed on the basis of a 360 day year) on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity. Interest shall be payable at the rate of interest and the times set forth in the Revolving Loan Agreement dated as of July 23, 2004 between Maker and the Bank, as amended from time to time (the "Agreement"). In no event shall any principal amount have a maturity later than August 1, 2007.

     This Extension Revolving Note ("Note") shall be available for direct advances.

     Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to the undersigned. This Note may be prepaid in whole or in part as provided for in the Loan Agreement.

     This Note evidences indebtedness incurred under the Agreement to which reference is hereby made for a statement of the terms and conditions under which the due date of the Note or any payment thereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Agreement.

     The undersigned agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount endorsed by the Bank on the reverse side of this Note shall be prima facie evidence of the unpaid principal balance of this Note.

     This Note is in substitution and replacement for, but not a repayment of, that certain $5,000,000 Replacement Revolving Note dated as of August 1, 2005 of the Maker payable to the order of the Bank, and does not and shall not be deemed to constitute a novation therefor.

     IN WITNESS WHEREOF, the Maker has executed this Extension Revolving Note as of the date set forth above.

                                        COMMUNITY SHORES BANK CORPORATION,
                                        a Michigan corporation


                                        By: /s/ Heather D. Brolick
                                            ------------------------------------
                                        Its: Chief Executive Officer